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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Comfort Systems USA, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMFORT SYSTEMS USA, INC.
777 Post Oak Boulevard, Suite 500
Houston, Texas 77056

April 18, 2005

To Our Stockholders:

        You are cordially invited to attend the annual meeting of the stockholders of Comfort Systems USA, Inc., which will be held on Thursday, May 19, 2005 at the Hilton Post Oak, 2001 Post Oak Boulevard, Houston, Texas, at 11:00 a.m.

        At this meeting you are being asked to elect directors to serve until the next annual meeting and to ratify the appointment of Ernst & Young LLP, independent auditors, as the Company's auditors for 2005.

        Please read the proxy statement, which presents important information about the Company and each of the nominees for director. Whether or not you intend to be present in person, when you have finished reading the statement, please promptly mark, sign, and return your proxy card in the enclosed envelope so that your shares will be represented.

        We hope that many of you will be able to attend the meeting in person. I look forward to seeing you there.

                      Sincerely yours,

                      WILLIAM F. MURDY
                      Chairman of the Board and
                      Chief Executive Officer

COMFORT SYSTEMS USA, INC.
777 Post Oak Boulevard, Suite 500
Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 19, 2005

        Notice is hereby given that the 2005 Annual Meeting of Stockholders (the "Annual Meeting") of Comfort Systems USA, Inc., a Delaware corporation, (the "Company") will be held at the Hilton Post Oak, 2001 Post Oak Boulevard, Houston, Texas, at 11:00 a.m., on Thursday, May 19, 2005 for the following purposes:

  1.
  To elect seven directors to serve until the 2006 Annual Meeting of Stockholders.

  2.
  To ratify the appointment of Ernst & Young LLP, independent auditors, as the Company's auditors for 2005.

  3.
  To transact any other business that may properly come before the Annual Meeting.

        Stockholders of record at the close of business on April 1, 2005 are entitled to notice of and to vote at the Annual Meeting.

                      By Order of the Board of Directors

                      WILLIAM GEORGE
                      Secretary

April 18, 2005

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING.    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE.    YOU CAN SUBMIT YOUR PROXY BY MARKING YOUR VOTES ON THE ENCLOSED PROXY CARD, SIGNING AND DATING IT AND RETURNING IT IN THE ENVELOPE PROVIDED.

TABLE OF CONTENTS

General Meeting Information
Proposal Number 1: Election of Directors
Board of Directors
Information with Respect to Nominees for Director
Meetings of the Board of Directors and Committees
Corporate Governance
Director Compensation
Proposal Number 2: Ratification of the Selection of Independent Auditors
Relationship with Independent Auditors
Security Ownership of Certain Beneficial Owners and Management
Compensation of Executive Officers
Summary Compensation Table
Stock Option Grants in 2004
Aggregated Fiscal Year-End Option Values and Option Exercises in 2004
Employment Agreements
Report of the Compensation Committee on Executive Compensation
Report of the Audit Committee
Stock Performance Graph
Other Information
Compensation Committee Interlocks and Insider Participation
Section 16(a) Beneficial Ownership Reporting Compliance
Certain Relationships and Related Transactions
Stockholder Proposals
Other Business
Form 10-K and Annual Report to Stockholders
Exhibit A—Audit Committee Charter
Exhibit B—Director Independence Standards

COMFORT SYSTEMS USA, INC.

Annual Meeting of Stockholders

May 19, 2005

PROXY STATEMENT

GENERAL MEETING INFORMATION

Why am I receiving this proxy statement?

        The enclosed proxy is solicited by and on behalf of the Board of Directors of Comfort Systems USA, Inc. (the "Company") for the 2005 Annual Meeting, to be voted at the Annual Meeting of Stockholders (the "Annual Meeting"). This proxy statement and the enclosed proxy are being mailed to stockholders on or about April 18, 2005.

When and where is the 2005 Annual Meeting of Stockholders?

        The Annual Meeting will be held at the Hilton Post Oak, 2001 Post Oak Boulevard, Houston, Texas, at 11:00 a.m. on Thursday, May 19, 2005, and at any adjournments thereof.

Who can vote?

        The holders of record of shares of the common stock, $.01 par value per share (the "Common Stock"), and of the restricted common stock, $.01 par value per share (the "Restricted Common Stock"), of the Company at the close of business on April 1, 2005 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting.

How do I vote?

        If you are a registered stockholder, you may vote in person at the Annual Meeting or by proxy without attending the meeting. To vote by proxy, please mark, date, sign, and return the proxy card you received from management with this proxy statement in the enclosed envelope. If you vote by the proxy card you received from management with this proxy statement, your shares will be voted at the meeting in accordance with your instructions. If you sign and return the proxy card but do not give any instructions, your shares will be voted by the persons named in the proxy card in accordance with the recommendations of the Board of Directors given below.

        If your stock is held in the name of a broker, bank or other nominee, please mark, date, sign, and return the voting instruction form you received from your broker or nominee with this proxy statement.

        If you are a registered stockholder and wish to vote in person at the meeting, be sure to bring a form of personal picture identification with you. If your stock is held by a broker, bank or other nominee (in "street name") and you wish to vote in person at the meeting, in addition to picture identification you should both bring an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and obtain from the record holder and bring with you a proxy from the record holder issued in your name.

How many votes can be cast by all stockholders?

        As of the Record Date, the Company had issued and outstanding 38,378,451 shares of Common Stock and 1,054,888 shares of Restricted Common Stock, for a total of 39,433,339 shares outstanding. Each share of Common Stock is entitled to one vote on each matter before the Annual Meeting, except for the election of one director who is designated to be elected solely by holders of the Restricted Common Stock. Holders of Restricted Common Stock are not eligible to vote for any directors other than the one director designated to be elected by them. With respect to the ratification of auditors, holders of the Restricted Common Stock are entitled to one-fifth of one vote per share with respect to such ratification.

What are my voting choices when voting for director nominees?

        In the vote on the election of director nominees to serve until the 2006 Annual Meeting, subject to the restrictions related to the voting of the Restricted Common Stock, stockholders may:

  (a)
  vote for the nominees;
  (b)
  vote to withhold authority for the nominees; or
  (c)
  vote for the nominees except specific nominations.

        The Board recommends a vote FOR the nominees.

What vote is required to elect directors?

        If a quorum is present, the seven nominees for election as directors receiving the greatest number of votes properly cast at the Annual Meeting will be elected. As a result, a vote to withhold authority will have no effect on the outcome.

What are my voting choices when voting for the ratification of Ernst & Young LLP as independent auditors?

        In the vote on the ratification of Ernst & Young LLP as independent auditors, stockholders may:

  (a)
  vote for ratification;
  (b)
  vote against the ratification; or
  (c)
  abstain from voting on the ratification.

        The Board recommends a vote FOR this proposal. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

What vote is required to ratify the appointment of the independent auditors?

        If a quorum is present, the proposal to ratify the appointment of Ernst & Young LLP as independent auditors will require approval by a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions, because they are not votes cast, will have no effect on the outcome of Proposal 2.

What is a quorum?

        A quorum is the minimum number of shares required to hold a meeting. Consistent with Delaware law and the Company's Bylaws, a majority of the voting power of shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to that matter.

What if I withhold authority to vote for a nominee?

        If you sign and return your proxy marked "withhold" with respect to a nominee on Proposal 1, your shares will not be voted for that nominee and will not be counted as votes cast in the final tally of votes with regard to that nominee. However, your shares will be counted for purposes of determining whether a quorum is present.

What does discretionary authority mean?

        If you are a registered stockholder and sign and return your proxy card without making any specific selections, the persons named on the proxy will vote your shares FOR the nominees listed in Proposal 1 and FOR the ratification of the appointment of Ernst & Young LLP as the Company's auditors for 2005 in Proposal 2. If you hold your shares in street name, and you sign and return your voting instruction form without making any selections, the nominee is entitled to vote your shares in its discretion with respect to Proposal 1 and Proposal 2.

Can I change my vote after I return my proxy card?

        Yes.    A proxy may be revoked by a registered stockholder at any time before it is voted by (i) returning to the Company another properly signed proxy bearing a later date, (ii) delivering a written revocation to the Secretary of the Company or (iii) attending the Annual Meeting or any adjourned session thereof and voting the shares covered by the proxy in person.

        If your stock is held in street name, you must follow the instructions of the broker, bank or nominee as to how to change your vote.

Who pays to prepare, mail and solicit the proxies?

        The Company will pay the expense of soliciting proxies. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers and regular employees as well as brokerage houses and other stockholders to solicit proxies personally and by mail and telephone. The Company will reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals. Officers and employees of the Company will receive no compensation in addition to their regular salaries to solicit proxies.

Who tabulates the votes?

        Votes cast by proxy or in person at the Annual Meeting will be counted by two persons appointed by the Company to act as election inspectors for the Annual Meeting. In the absence of contrary instructions, the persons named as proxies will vote FOR all nominees for director listed in Proposal 1 and FOR the ratification of the appointment of Ernst & Young LLP as the Company's auditors for 2005 in Proposal 2.

Could other matters be decided at the Annual Meeting?

        We do not know of any matters that may be properly presented for action at the Annual Meeting other than Proposal 1 and Proposal 2. Should any other business come before the Annual Meeting, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable. With respect to shares held in street name, the nominee may vote on those matters, subject to the New York Stock Exchange's rules on the exercise of discretionary authority.

What happens if the Annual Meeting is postponed or adjourned?

        Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted.

How can I receive a copy of the Annual Report?

        The Annual Report to Stockholders, which includes the Company's Annual Report on Form 10-K for the Company's year ended December 31, 2004, accompanies this proxy statement and may also be accessed through our web site—http://www.comfortsystemsusa.com.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Board of Directors

        In May 2003, as part of an initiative to enhance our corporate governance, the Board and the stockholders of the Company approved a proposal to eliminate the division of the Board into three classes, and the Company's Certificate of Incorporation was amended accordingly. As a result of the declassification of the Board, the terms of all of the current directors expire at the Annual Meeting. The Board has nominated all of the current directors for election at the Annual Meeting with the exception of Vincent J. Costantini and J. Gordon Beittenmiller; the Board also nominated Franklin Myers for election at the Annual Meeting. Mr. Costantini will not stand for re-election due to the increased demands of his other business interests, and Mr. Beittenmiller will not stand for re-election because he has accepted a senior position with another company.

Information with Respect to Nominees for Director

        The nominees for election at the Annual Meeting are William F. Murdy, Herman E. Bulls, Alfred J. Giardinelli, Steven S. Harter, Franklin Myers, James H. Schultz, and Robert D. Wagner, Jr. (collectively the "Nominees"). Mr. Harter is the nominee who is designated to be elected by the holders of the Restricted Common Stock.

        If elected, each Nominee would serve for a term of one year expiring at the 2006 Annual Meeting of Stockholders. It is expected that all of the Nominees will be able to serve, but if any Nominee is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee.

  Nominees

        Set forth below are the names, ages as of April 1, 2004, and principal occupations for at least the past five years of each of the Nominees and the names of any other public companies of which each is presently serving as a director:

WILLIAM F. MURDY, 63
Director, Chairman of the Board and Chief Executive Officer

        William F. Murdy has served as Chairman of the Board and Chief Executive Officer of the Company since June 2000. Prior to joining the Company he served as President and Chief Executive Officer of Club Quarters, a privately owned chain of membership hotels. From January 1998 through July 1999, Mr. Murdy served as President, Chief Executive Officer and Chairman of the Board of LandCare USA, a publicly traded commercial landscape and tree services company. He was primarily responsible for the organization of LandCare USA and its listing as a publicly traded company on the New York Stock Exchange in July 1998. LandCare USA was acquired in July 1999 by another publicly traded company specializing in services to homeowners and commercial facilities. From 1989 through December 1997, Mr. Murdy was President and Chief Executive Officer of General Investment & Development Co., a privately held real estate operating company. From 1981 to 1989, Mr. Murdy served as the Managing General Partner of the Morgan Stanley Venture Capital Fund. From 1974 to 1981, Mr. Murdy served as the Senior Vice President and Chief Operating Officer, among other positions, of Pacific Resources, Inc., a publicly traded company involved primarily in petroleum refining and marketing. Mr. Murdy also serves as director of UIL Holdings Corp. Mr. Murdy is a graduate of the United States Military Academy at West Point and of the Harvard Business School.

HERMAN E. BULLS, 49
Director

        Herman E. Bulls has served as a director of the Company since February 2001. Since September 2001, Mr. Bulls has served as Chief Executive Officer and President of Bulls Advisory Group, a real estate consulting and advisory firm, and serves as President, Public Institutions of Jones Lang LaSalle, an international full service real estate firm. Mr. Bulls is also President and CEO of Bulls Capital Partners, a joint venture between Bulls Multifamily, LLC and Sun Trust Bank, which provides multifamily finance under the Fannie Mae Delegated Underwriting and Servicing (DUS™) program. From September 2000 until August 2001, Mr. Bulls served as Executive Vice President and Chief Operating Officer of Green Park Financial, one of the nation's largest Fannie Mae multi-family lenders. From March 1998 to September 2000, Mr. Bulls was a Managing Director for Jones Lang LaSalle, an international full service real estate firm. From 1989 until 1998 he held several positions with the predecessor organization, LaSalle Partners. Prior to his employment with Jones Lang LaSalle he served over eleven years of active duty service with the United States Army. Mr. Bulls currently holds the rank of Colonel in the Army reserve. Mr. Bulls is a graduate of the United States Military Academy at West Point and of the Harvard Business School.

ALFRED J. GIARDINELLI, JR., 58
Director

        Alfred J. Giardinelli, Jr., one of the original founders of the Company, has served as a director of the Company since June 1997. Mr. Giardinelli has been the President of Eastern Heating & Cooling, Inc., a New York corporation that is a wholly owned subsidiary of the Company, since 1982. Mr. Giardinelli is a graduate of Florida State University.

STEVEN S. HARTER, 42
Director

        Steven S. Harter has served as a director of the Company since December 1996. Mr. Harter is a private investor. Mr. Harter served as Chairman and President of Notre Capital Ventures III, LLC ("Notre"), a consolidator of highly fragmented industries, from April 1999 to December 31, 2004. Prior to becoming President of Notre, Mr. Harter was President of Notre Capital Ventures II, LLC from August 1995 to March 1999, and Senior Vice President of Notre Capital Ventures, Ltd. from June 1993 through July 1995. From April 1989 to June 1993, Mr. Harter was Director of Mergers and Acquisitions for Allwaste, Inc. From May 1984 to April 1989, Mr. Harter was a certified public accountant with Arthur Andersen LLP. Mr. Harter is a graduate of Mount Union College.

FRANKLIN MYERS, 52

        Franklin Myers has been nominated for election to the Board of Directors of the Company. Mr. Myers is the Senior Vice President of Finance and Chief Financial Officer for Cooper Cameron Corporation, a global provider to the oil & gas and process industries. Prior to joining Cooper Cameron in July of 1995, Mr. Myers was Senior Vice President and General Counsel of Baker Hughes Incorporated, and an attorney and partner at the law firm of Fulbright & Jaworski. Mr. Myers currently serves on the board of directors of Input/Output, Inc. Mr. Myers holds a Bachelor of Science, Industrial Engineering, from Mississippi State University and a J.D. degree, with honors, from the University of Mississippi.

JAMES H. SCHULTZ, 57
Director

        James H. Schultz has served as a director of the Company since November 2002. He retired from the American Standard Companies in 2001, where he had worked for 31 years. Mr. Schultz had been President of the Trane Commercial Air Conditioning Group, a division of the American Standard Companies, since 1998 and prior to that time he had served in various other capacities, including Executive Vice President. Mr. Schultz has been Chair and a Board member of the Air Conditioning and Refrigeration Institute, and serves on The Engineering College Industry Advisory Board. Mr. Schultz is a graduate of Iowa State University.

ROBERT D. WAGNER, JR., 64
Director

        Robert D. Wagner, Jr. has served as a director of the Company since April 2001. He is currently a principal and advisory director of Rivington Capital Advisors LLC, which provides advisory services and private equity and debt placement for independent oil and gas producers. From May 1999 to March 2001, he served as a Managing Director of Arthur Andersen's Global Energy Corporate Finance Group. Prior to joining Arthur Andersen, from July 1998 to April 1999 Mr. Wagner was a Managing Director and Partner of M2 Capital Partners, a merchant banking firm specializing in private equity investment and financial advisory with the oil and gas exploration and production sector. From 1989 to June 1998, Mr. Wagner was a Managing Director of Bankers Trust/BT Alex Brown in their Energy Corporate Finance Group. Prior to his employment with Bankers Trust/BT Alex Brown, Mr. Wagner was Executive Vice President of First City National Bank of Houston's energy division, and later, the special loans division. Mr. Wagner also serves as director of Electric City Corporation. Mr. Wagner is a graduate of Holy Cross College and the Graduate School of Business at New York University.

The Board of Directors recommends that stockholders vote FOR the directors listed above in Proposal Number 1.

Meetings of the Board of Directors and Committees

        During the year ended December 31, 2004, the Board of Directors of the Company held five meetings. At each regularly scheduled meeting of the Board of Directors, the independent directors met separately from management in executive session under the direction of Mr. Costantini. The Board of Directors has determined that the Chairperson of the Audit Committee will preside at all executive sessions. Additional information regarding the determination of director independence is set forth below under "Corporate Governance—Independence." Each director attended at least 75% of the meetings of the Board and the Board Committees of which he is a member that took place during his term of office.

        The Board of Directors has established an Audit Committee, a Compensation Committee, a Finance Committee, a Governance and Nominating Committee and an Equity Plans Committee. Each of these committees and their members are described below. The Board of Directors has adopted a written charter for each of these Committees, together with Corporate Governance Guidelines and Director Independence Standards; copies of the Corporate Governance Guidelines and each Committee's charter are available on the Company's website at: http://www.comfortsystemsusa.com, and a paper copy can be obtained by writing to Comfort Systems USA, Inc., Office of the General Counsel, 777 Post Oak Blvd., Suite 500, Houston, TX 77056.

        Audit Committee.    The Audit Committee, which held ten meetings during 2004, reviews with management and the independent public accountants the Company's annual financial statements, the scope of the audit, any comments made by the independent public accountants and such other matters as the Audit Committee deems appropriate. In addition, the Audit Committee reviews the performance and retention of the Company's independent auditors and reviews with management such matters relating to compliance with corporate policies, as the Audit Committee deems appropriate. The Audit Committee reviews and reassesses the adequacy of its charter every year, and it has done so for 2004.

        The members of the Audit Committee are Messrs. Costantini, Bulls, Harter and Wagner. None of the Audit Committee members is currently an executive officer or employee of the Company, nor has any been such at any time while serving on the Audit Committee. The Board of Directors has determined that the Committee consists entirely of directors who meet the independence requirements of the New York Stock Exchange listing standards, the Company's Director Independence Standards (discussed herein at "Corporate Governance—Independence") and the rules and regulations under the Securities Exchange Act of 1934, as amended. In addition, each member of the Audit Committee is financially literate, as determined by our Board of Directors in its business judgment. The Board of Directors has determined, based on accounting or related financial management expertise, that each of Messrs. Costantini, Harter and Wagner are "audit committee financial experts." A copy of the Audit Committee charter is attached as "Exhibit A" to this Proxy Statement.

        Compensation Committee.    The Compensation Committee, which held two meetings during 2004, establishes and administers the Company's executive compensation program and reviews and advises the Board of Directors with respect to major organizational changes, leadership development and leadership succession issues. The Committee establishes and regularly reviews the compensation levels of executive officers and other key managers, and reviews incentive awards. The members of the Compensation Committee are Messrs. Bulls, Costantini, Harter and Schultz and none of these persons is currently an executive officer or employee of the Company, nor has any been such at any time while serving on the Compensation Committee. The Board of Directors has determined that the Compensation Committee consists entirely of directors who meet the independence requirements of the New York Stock Exchange listing standards and the Company's Director Independence Standards.

        Governance and Nominating Committee.    The Governance and Nominating Committee, which held two meetings during 2004, evaluates the structure and membership of the Board of Directors, evaluates candidates for nomination to the Board of Directors as appropriate with an emphasis on diversity of viewpoint and professional experience, reviews the compensation structure for the non-employee directors and the frequency and content of meetings, and makes recommendations to the Board of Directors on all such matters. Directors are nominated or elected by the Board of Directors, and stockholders may nominate directors as described further in "Corporate Governance—Director Nomination by Stockholders." The Committee identifies candidates for director through a variety of formal and informal channels. The Committee has the authority to hire a professional search firm to help identify candidates with specific qualifications, although it has no current engagement with any such firm. The members of the Governance and Nominating Committee are Messrs. Wagner, Bulls and Costantini. The Board of Directors has determined that the Governance and Nominating Committee consists entirely of directors who meet the independence requirements of the rules and regulations of the New York Stock Exchange and the Company's Director Independence Standards.

        Finance Committee.    The Finance Committee, which held no meetings during 2004, is empowered by the Board of Directors to consult with management and give guidance to the Board of Directors on all matters pertaining to the Company's capital structure. The members of the Finance Committee are Messrs. Murdy, Beittenmiller, Harter and Wagner.

        Equity Plans Committee.    The Equity Plans Committee, which is responsible for approving equity grants under the Company's equity incentive plans, held no meetings during 2004 although it took certain actions by written consent. The members of the Equity Plans Committee are Messrs. Bulls, Costantini and Schultz. The Board of Directors has determined that the Equity Plans Committee consists entirely of directors who meet the independence requirements of the New York Stock Exchange listing standards and the Company's Director Independence Standards.

Corporate Governance

  Code of Ethics and Corporate Governance Principles

        In 1997, the year the Company was formed, it adopted a code of ethics—the Corporate Compliance Policy: Standards and Procedures Regarding Business Practices ("Corporate Compliance Policy"). That policy, with subsequent amendments, continues and applies to the Company's directors, officers and employees who are subject to disciplinary action, including termination, for violations of the policy. The policy forms the basis of the Company's ethics and compliance program and covers a wide range of areas. Many Company policies are summarized in the Corporate Compliance Policy including Conflict of Interest, Insider Trading, Discrimination and Harassment, Confidentiality, and compliance with all laws and regulations applicable to the conduct of the Company's business. The Corporate Compliance Policy is published on the Company's website at http://www.comfortsystemsusa.com, and a paper copy can be obtained by writing to Comfort Systems USA, Inc., Office of General Counsel, 777 Post Oak Blvd., Suite 500, Houston, TX 77056. Any amendments to the Corporate Compliance Policy or the grant of a waiver from a provision of the policy requiring disclosure under applicable SEC rules will be disclosed on the Company's website.

  Independence

        The Company has also adopted Director Independence Standards to assist it in making determinations regarding the independence of its members. The criteria are consistent with the New York Stock Exchange listing standards regarding director independence. To be considered independent, the Board of Directors must determine that the director does not have a material relationship, directly or indirectly, with the Company. The Company's Director Independence Standards are attached as "Exhibit B" to this proxy statement.

        The Board of Directors has considered the independence of its members in light of the Company's Director Independence Standards and the rules and regulations under the Securities Exchange Act of 1934, as amended, including each director's affiliations and relationships, and has determined that

Messrs. Bulls, Harter, Schultz and Wagner, who together constitute a majority of the Board, qualify as independent directors of the Company. The Company has also evaluated the independence of Mr. Myers, and expects that, if elected, he will qualify to be independent. As already indicated, the Board of Directors has also determined that all members of the Audit Committee qualify as independent in accordance with the audit committee requirements of the rules and regulations of the New York Stock Exchange, the Company's Director Independence Standards, and the rules and regulations under the Securities Exchange Act of 1934, as amended.

  Director Nomination by Stockholders

        The Board of Directors will consider director candidates recommended by stockholders for inclusion on the slate of directors nominated by the Board. Any stockholder may submit one candidate for consideration in conformity with the Bylaws and as set forth hereafter under the caption "Stockholder Proposals." Stockholders wishing to recommend a candidate must submit the recommendation to the Governance and Nominating Committee c/o the Office of the General Counsel, Comfort Systems USA, Inc., 777 Post Oak Boulevard, Suite 500, Houston, Texas 77056. If a nominating stockholder is not a record holder, the shareholder must provide the same evidence of eligibility as set forth in Exchange Act Rule 14a-8(b)(2).

        At the time the nominating stockholder submits the recommendation, the candidate must submit all information about the candidate that the Company would be required to disclose in a proxy statement in accordance with Exchange Act rules. In addition, at that time the candidate must:

  •
  Certify that he or she meets the requirements to be: independent under the independence requirements of the New York Stock Exchange rules and the Company's Director Independence Standards, (b) a non-management director under Rule 16b-3 of the Exchange Act, and (c) an outside director under Section 162(m) of the Internal Revenue Code;

  •
  Consent to serve on the Board of Directors, if nominated and elected; and

  •
  Agree to complete, upon request, a customary directors or officers questionnaire.

        The Governance and Nominating Committee will evaluate any stockholder-recommended candidate to determine whether he or she is highly-qualified. Particular consideration will be given to those individuals who have substantial achievement in their personal and professional pursuits and whose talents, experience and integrity would be expected to contribute to the best interests of the Company and to long-term stockholder value. Without limitation, the Committee recommends individuals who have a general management focus, have specialization in the Company's principal business activities or finance, have significant experience in issues encountered by public companies and who could contribute to the diversity of the Board. The Committee evaluates stockholder- recommended candidates in the same way it evaluates candidates proposed from other sources.

  Communications with the Board of Directors

        Stockholders may communicate directly with the Board of Directors by writing to Board of Directors, Comfort Systems USA, Inc., 777 Post Oak Boulevard, Suite 500, Houston, Texas 77056. The Chairman of the Board of Directors will review these communications and will determine appropriate steps to handle them. A shareholder wishing to communicate directly with the non-management members of the Board may address the communication to "Non-Management Directors, c/o Board of Directors" at the same address above. These communications will be handled by the Chairperson of the Audit Committee, who is currently designated to preside at the meetings of non-management directors. Finally, communications can be sent directly to individual directors by addressing letters to their individual name, c/o the Board of Directors, at the address above.

Director Compensation

        Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving as directors.

        Each director who is not an employee of the Company or one of its subsidiaries receives a quarterly retainer of $2,500 ($3,000 for the Audit Chair). The meeting attendance fees are $2,000 for attendance at each Board of Directors meeting, $1,000 for each committee meeting (unless held on the same day as a Board of Directors meeting), and $500 for each telephonic meeting or telephonic attendance at a meeting. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof.

        In addition, the Company's 1997 Non-Employee Directors' Stock Plan, as amended (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in March 1997, currently provides for (i) the automatic grant to each non-employee director of an option to purchase 10,000 shares upon such person's initial election as a director and (ii) an automatic annual grant to each non-employee director of an option to purchase 10,000 shares at each annual meeting of stockholders thereafter at which such director is re-elected or remains a director, unless such annual meeting is held within three months of such person's initial election as a director. All options have an exercise price per share equal to the fair market value of the Common Stock on the date of grant, are immediately vested and expire on the earlier of ten years from the date of grant or one year after termination of service as a director. The Directors' Plan also permits non-employee directors to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" at future settlement dates, as selected by the director. The number of shares or deferred shares received will equal the number of shares of Common Stock which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees. Of the 500,000 shares of Common Stock available under the Directors' Plan, 205,000 shares remained available as of the record date.

PROPOSAL NUMBER 2

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee has re-appointed Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2005, subject to ratification by the Company's stockholders. Ernst & Young LLP was the Company's independent auditor for the year ended December 31, 2004.

        We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

        The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2005. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection, but it still may decide to retain Ernst & Young LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's and its stockholders' best interests.

RELATIONSHIP WITH INDEPENDENT AUDITORS

        The Audit Committee has selected Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2005. Ernst & Young LLP acted as independent auditors for the Company for the year ended December 31, 2004. Fees to the Company and its subsidiaries for professional services rendered by Ernst & Young LLP during 2004 and 2003 were as follows:

Description	2004	2003
Audit Fees	$1,627,000	$592,100
Audit-Related Fees	$51,000	$59,200
Tax Fees	$3,500	$23,000
All Other Fees	—	—

        In 2004, Audit Fees included $972,000 for services related to Ernst & Young LLP's audit of the Company's internal controls over financial reporting, which was not required for 2003. Services under the caption "Audit-Related Fees" consisted principally of employee benefit plan audits and accounting consultation. Services under the caption "Tax Fees" consisted principally of compliance audits and advice.

        The Company's Audit Committee has established pre-approval policies and procedures applicable to all services provided by the Company's independent auditor to the Company, pursuant to which the Audit Committee will review for approval each particular service expected to be provided by the independent auditor, and in that connection will be provided with sufficient detailed information so that the Audit Committee can make well-reasoned assessments of the impact of the services on the independence of the auditor. Pre-approvals include pre-approved cost levels or budgeted amounts (or a range of cost levels or budgeted amounts). Any proposed service that would exceed pre-approved cost levels or budgeted amounts also requires pre-approval. Substantive changes in terms, conditions, and fees resulting from changes in the scope, structure, or other items regarding pre-approved services will also be pre-approved if necessary. The pre-approvals may include services in categories of audit services (including consultation to support such audits), audit- related services (items reasonably related to the performance of the audit or review of the financial statements), tax services (tax compliance, tax planning, tax advice), and other services (services permissible under the SEC's auditor independence rules, typically routine and recurring type services which would not impair the independence of the auditor).

The Board of Directors recommends that
stockholders vote FOR Proposal Number 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information about the beneficial ownership of shares of Common Stock and Restricted Common Stock as of the Record Date (i) individually by the Chief Executive Officer, each of the other executive officers of the Company in 2004 as named in the Summary Compensation Table (the "Named Executive Officers") and current directors and nominees of the Company, (ii) by all executive officers and directors of the Company as a group, and (iii) each person known to the Company as reported on schedules filed with the SEC to be the beneficial owner of more than 5% of the outstanding Common Stock or Restricted Common Stock. A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.

	Restricted Common Stock Shares Beneficially Owned		Common Stock Shares Beneficially Owned(2)
Name and Address of Beneficial Owner(s)(1)
	Number	Percent	Number	Percent
William F. Murdy(3)	—	—	866,944	2.2%
Steven S. Harter(4)	827,034	78.4%	115,000	*
Alfred J. Giardinelli, Jr.(5)	—	—	329,816	*
J. Gordon Beittenmiller(6)	—	—	327,000	*
Thomas N. Tanner(7)	—	—	119,933	*
William George III(8)	—	—	115,251	*
Herman E. Bulls(9)	—	—	47,500	*
Vincent J. Costantini(9)	—	—	45,000	*
Robert D. Wagner, Jr.(10)	—	—	45,000	*
James Schutlz(11)	—	—	35,000	*
Franklin Myers	—	—	—	*
Norman C. Chambers(12)	—	—	—	*
All executive officers and directors as a group (11 persons)	827,034	78.4%	2,067,000	5.2%
Dimensional Fund Advisors Inc.(13) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	—	—	3,165,750	8.3%
Cannell Capital LLC(13) 150 California Street Fifth Floor San Francisco, CA 94111	—	—	2,385,000	6.2%
William Blair & Company, L.L.C.(13) 222 W. Adams Street Chicago, IL 60606	—	—	2,018,935	5.3%

*
Less than 1%.

(1)
Except as noted, the address of each person is c/o Comfort Systems USA, Inc., 777 Post Oak Boulevard, Suite 500, Houston, Texas 77056.

(2)
Shares shown include shares that could be acquired upon exercise of previously vested options, or options that vest within 60 days.

(3)
Includes (i) 279,444 shares of Common Stock issued pursuant to restricted stock grants, 150,000 shares of which remain subject to tenure vesting, and (ii) 537,500 shares of Common Stock issuable upon exercise of options.

(4)
Includes 827,034 shares of Restricted Common Stock held in a partnership as to which Mr. Harter is a general partner and 60,000 shares of Common Stock issuable upon exercise of options granted under the Directors' Plan.

(5)
Includes (i) 1,600 shares of Common Stock held in a trust for Mr. Giardinelli's children and (ii) 15,000 shares of Common Stock issuable upon exercise of options.

(6)
Includes (i) 50,000 shares of Common Stock issued pursuant to a restricted stock grant, all of which remain subject to tenure vesting, and (ii) 160,000 shares of Common Stock issuable upon exercise of options.

(7)
Includes (i) 30,000 shares of Common Stock issued pursuant to a restricted stock grant, all of which remain subject to tenure vesting, and (ii) 55,375 shares of Common Stock issuable upon exercise of options.

(8)
Includes (i) 30,000 shares of Common Stock issued pursuant to a restricted stock grant, all of which remain subject to tenure vesting, and (ii) 76,250 shares of Common Stock issuable upon exercise of options.

(9)
Includes 45,000 shares of Common Stock issuable upon exercise of options granted under the Directors' Plan.

(10)
Includes 40,000 shares of Common Stock issuable upon exercise of options granted under the Directors' Plan.

(11)
Includes 30,000 shares of Common Stock issuable upon exercise of options granted under the Directors' Plan.

(12)
Mr. Chambers separated from the Company in April, 2004.

(13)
The stockholder may be deemed to be the beneficial owner of these shares by virtue of its voting and/or investment power over these shares in connection with its role as an investment advisor or manager. Dimensional Fund Advisors Inc. disclaims beneficial ownership of the shares attributed to it.

COMPENSATION OF EXECUTIVE OFFICERS

        The following tables set forth information with respect to compensation paid to or accrued on behalf of the Named Executive Officers for 2002, 2003 and 2004.

Summary Compensation Table

							Long Term Compensation Awards
		Annual Compensation
Name and Principal Position							Restricted Stock Award(s)(1)			Securities Underlying Options/SARs	All Other Compensation(2)
	Year	Salary		Bonus
William F. Murdy, Chairman of the Board, and Chief Executive Officer	2004 2003 2002	$ $ $	450,000 362,500 400,000	$ $ $	412,335 97,280 50,000	(2)	$ $	762,000 — 778,000	(3) (3)	— — —	$ $ $	6,500 3,299 5,158
J. Gordon Beittenmiller, Executive Vice President, Chief Financial Officer, Treasurer and Director	2004 2003 2002	$ $ $	262,500 231,250 250,000	$ $ $	240,529 63,925 40,000			$381,000 — —	(4)	— — —	$ $ $	5,175 2,031 3,802
William George, Senior Vice President and General Counsel	2004 2003 2002	$ $ $	230,000 194,250 200,000	$ $ $	213,958 65,415 75,000			$228,600 — —	(5)	— 10,000 —	$ $ $	6,500 2,081 5,158
Thomas N. Tanner Senior Vice President and Chief Operating Officer	2004 2003 2002	$ $ $	222,500 167,057 168,269	$ $ $	205,946 179,857 286,910			$228,600 — —	(5)	— 25,000 41,500	$ $ $	6,500 5,850 5,190
Norman C. Chambers Former President, Chief Operating Officer and Director	2004 2003 2002	$ $ $	118,420 277,500 49,038	$ $	46,710 71,710 —		$	— 254,250 —	(6)	— 100,000 —		2,188 — —

(1)
Although the Company does not currently pay dividends, if dividends were paid with respect to these shares, each of the holders of these shares would be entitled to receive them.

(2)
Reflects amounts received under the Company's matching of contributions made by that person to his 401(k) retirement plan.

(3)
Reflects 100,000 restricted shares of Common Stock granted to Mr. Murdy valued at the market price on date of grant (June 8, 2004), which vest over a three-year period, and 200,000 restricted shares of Common Stock granted to Mr. Murdy valued at the market price on date of grant (March 22, 2002), which vest over a four-year period. The aggregate value of these shares as of December 31, 2004 was $2,304,000.

(4)
Reflects 50,000 restricted shares of Common Stock granted to Mr. Beittenmiller valued at the market price on date of grant (June 8, 2004), which vest over a four-year period. The value of these shares as of December 31, 2004 was $384,000. Upon Mr. Beittenmiller's resignation from the Company in April of 2005, he forfeited all of the shares of this grant.

(5)
Reflects 30,000 restricted shares of Common Stock granted to Messrs. George and Tanner respectively, which are valued at the market price on date of grant (June 8, 2004), which vest over a four-year period. The aggregate value of these shares as of December 31, 2004 was $460,800.

(6)
Reflects 75,000 restricted shares of Common Stock granted to Mr. Chambers valued at the market price on date of grant (November 1, 2002). The aggregate value of these shares as of December 31, 2004 was $576,000. Upon Mr. Chambers' separation from the Company, he forfeited 56,250 shares of this grant.

Stock Option Grants in 2004

        No stock options were granted to any of the named executive officers during 2004.

Aggregated Fiscal Year-End Option Values and Option Exercises in 2004

        The following table sets forth information concerning the fiscal year-end value of unexercised stock options held by the Named Executive Officers during the last fiscal year.

			Number of Securities Underlying Unexercised Options At Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
William F. Murdy	—	—	537,500	12,500	$2,137,125	$67,875
J. Gordon Beittenmiller	—	—	150,000	15,000	$509,025	$43,950
William George	15,000	$80,572	83,750	16,250	$272,625	$72,113
Thomas N. Tanner	1,500	$7,788	44,600	41,400	$161,958	$148,082

(1)
These numbers are based upon the fair market value of one share of the Common Stock on December 31, 2004 ($7.68), less the exercise price of in-the-money options at December 31, 2004.

Employment Agreements

        During 2004, the Company had four executive officers, who were Messrs. Murdy, Beittenmiller, George and Tanner.

        On June 27, 2000, Mr. Murdy entered into an employment agreement with the Company. Mr. Murdy's employment agreement provides for an annual base salary of $400,000 subject to annual review during the employment term. Mr. Murdy's employment agreement will expire on March 22, 2006, and unless terminated or not renewed by the Company or the employee, the term will continue thereafter on a year-to-year basis on the same terms. The agreement provides that, if the Company terminates Mr. Murdy's employment, other than for cause, he would receive from the Company an amount equal to base salary for one year. In the event of a change in control of the Company (as defined in the employment agreement), Mr. Murdy may elect to terminate his employment and receive an amount equal to two times his annual base salary then in effect. The employment agreement contains a covenant not to compete with the Company for two years immediately following termination of employment. In the event of a change in control, the non-competition provisions apply for a period of one year immediately following the effective date of termination.

        Messrs. Beittenmiller and George each entered into an employment agreement with the Company on December 1, 2003. As applicable, these agreements provide for an annual base salary of $250,000 for Mr. Beittenmiller and $210,000 for Mr. George, each subject to annual review during the employment term. These agreements are each for a term of two years, and unless terminated or not renewed by the Company or the employee, each term will continue thereafter on a year-to-year basis on the same terms. Each of the agreements also provides that, if the Company terminates the employee's employment, other than for cause, each would receive from the Company a lump sum payment equal to the employee's base salary for one year. In the event of a change in control of the Company (as defined in the employment agreement), Mesrs. Beittenmiller and George each may elect to terminate his employment and receive an amount equal to two times his annual base salary then in effect. The employment agreements also contain a covenant not to compete with the Company for two years immediately following termination of employment. In the event of a change in control, the non-competition provisions apply for a period of one year immediately following the effective date of termination.

        On January 1, 2004, Mr. Tanner entered into an employment agreement with the Company providing for an annual base salary of $195,000, subject to annual review during the employment term. The agreement is for a term of two years, and unless terminated or not renewed by the Company or the employee, the term will continue thereafter on a year-to-year basis. The agreement provides that, in the event of a termination of employment by the Company, other than for cause, Mr. Tanner will receive an amount equal to his base salary for one year. In the event of a change in control of the Company (as defined in the employment agreement), the Company will pay Mr. Tanner a bonus equal to one year's base salary. The employment agreement contains a covenant not to compete with the Company for one year immediately following termination of employment for any reason whatsoever.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee establishes and administers the Company's executive compensation program and reviews and advises the Board of Directors with respect to major organizational changes, leadership development and leadership succession issues. The Committee establishes and regularly reviews the compensation levels of executive officers and other key managers and reviews incentive awards.

        The central objectives of the Company's executive compensation program are to:

  •
  Attract and retain competent leaders by providing reasonable but competitive compensation;

  •
  Provide incentives for achieving and exceeding the Company's annual performance goals; and

  •
  Align the financial interests of the Company's executives with those of its stockholders.

        The Company's executive compensation program is designed to provide effective levels of incentive and appropriate stock-based returns as the Company improves its profitability. When the Company's stockholders achieve improved Company results through improving balance sheet strength and earnings, the Company's executives will be appropriately compensated.

        Three main elements comprise the Company's compensation program: base salary, annual bonus incentives, and long-term incentives.

        Base Salary—The Committee annually reviews individual executive salaries and the aggregate salary expense for the executive officers. The Committee considers individual performance, labor market conditions, the Company's results, and salary levels as compared to market levels of compensation. In the middle of 2004, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and the General Counsel each received a salary increase of $100,000; $55,000; $25,000; and $40,000 respectively.

        Annual Bonus Incentives—Annual bonus incentives for executive officers are based upon objectives that may include earnings, cash flow, growth, strategic initiatives and individual performance. In 2004, the Bonus Plan for Executive Officers was based upon objective measurement related to earnings before interest, taxes, depreciation and amortization and cash flow. Under the plan, if the target levels for EBITDA and cash flow were met, the executive officers were eligible to receive a bonus of up to 100% of their base salary. For the four executive officers, a percentage of their maximum bonus was subject to the accomplishment of individual objectives as determined by the Compensation Committee with the advice of the Chief Executive Officer (10% of the Chief Executive Officer's and Chief Financial Officer's maximum bonus potential; 20% of the Chief Operating Officer's maximum bonus potential; and 25% of the General Counsel's maximum bonus potential). Under the relevant measures, annual bonuses were paid under the objectively measured plan as follows: the Chief Executive Officer received $367,335; the Chief Financial Officer received $214,279; the Chief Operating Officer received $161,446; and the General Counsel received $156,458. Further, under the individual objective part of the plan, the Chief Executive Officer received $45,000; the Chief Financial Officer received $26,250, the Chief Operating Officer received $44,500 and the General Counsel received $57,500, each amount representing the Compensation Committee's judgment with respect to their individual objectives.

        Long-Term Incentives (Restricted Stock and Stock Options)—Stock-based awards are the primary tools that the Committee employs to align the long-term financial incentives of its executive officers with those of its stockholders. In determining the nature and amount of the awards, the Committee considers the executive's position, individual performance, and prospects for sustained contribution to the success of the Company. During 2004, Mr. Murdy was awarded 100,000 shares of restricted stock; Mr. Beittenmiller was awarded 50,000 shares of restricted stock; Mr. Tanner was awarded 30,000 shares of restricted stock; and Mr. George was awarded 30,000 shares of restricted stock. No options were issued to any executive officers.

        Policy on Deductibility of Compensation—Section 162(m) of the Internal Revenue Code limits the tax deduction to $1.0 million for compensation paid to executive officers, unless certain requirements are met. One of these requirements is that compensation over $1.0 million must be based upon Company attainment of performance goals approved by the stockholders. The Company's plans relating to stock based incentives, which were approved by stockholders, are designed to meet these requirements. Compensation levels at the Company do not generally exceed the limitations contained in Section 162(m). It is the Committee's policy to comply with the requirements of Section 162(m) except where the Committee determines that compliance is not in the best interests of the Company or its stockholders.

        Compensation of the CEO—In determining Mr. Murdy's base salary, which had not otherwise changed since he joined the Company in 2000, the Committee considered performance, labor market conditions, results, budgets, and market levels of compensation. In 2004, Mr. Murdy received an increase to his base salary of $100,000. In 2004, 90% of Mr. Murdy's bonus was based on objective measurement related to earnings before interest, taxes, depreciation and amortization and cash flow, and 10% of his bonus was based on individual objectives. Mr. Murdy's bonus totaled $412,335 of which $45,000 represented the individual objective portion of the bonus and $367,335 represented the portion of the bonus tied to company performance.

        The Committee will continue to use Company performance as its most significant criteria for determining incentive compensation.

                      Submitted by the
                      COMPENSATION COMMITTEE

                      Herman E. Bulls, CHAIRMAN
                      Vincent J. Costantini
                      Steven S. Harter
                      James H. Schultz

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors of the Company oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company's internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the audited financial statements in the Annual Report with management. The discussion explored the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of each of the key disclosures in the financial statements.

        The Audit Committee reviewed and evaluated with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the Company's controls, reporting and accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statement on Auditing Standards, AU 380), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Statement No. 1, Independent Discussions with Audit Committees), as currently in effect, and has discussed with the independent accountant the independent accountant's independence.

        The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets regularly with the external auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the content and quality of the Company's financial reporting. Based on the review and discussions discussed above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report of Form 10-K for the year ended December 31, 2004 and for filing with the SEC.

        The members of the Audit Committee have been determined to be independent and financially literate (as independence and financial literacy is defined by the New York Stock Exchange listing standards) by the Board of Directors.

                      Vincent J. Costantini (Chairman)
                      Herman E. Bulls
                      Steven S. Harter
                      Robert D. Wagner

STOCK PERFORMANCE GRAPH

        The following stock price performance graph compares the cumulative total return on the Common Stock with the cumulative total return of the Standard & Poor's Composite 500 Index and of a peer group consisting of the companies in the Russell 2000, from December 31, 1999 through December 31, 2004, assuming a $100 initial investment in each case.

Comparison of 5 Year Cumulative Total Return* Among Comfort Systems USA, Inc.,
the S&P 500 Index and The Russell 2000 Index

*$100 Invested on 12/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright © 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
COMFORT SYSTEMS USA, INC.	100.00	28.81	50.17	45.42	74.31	104.14
S & P 500	100.00	90.89	80.09	62.39	80.29	89.02
RUSSELL 2000	100.00	96.98	99.39	79.03	116.38	137.71

NOTE: Performance is reported annually, assumes $100 invested on December 31, 1999, and includes reinvestment of dividends through the end of fiscal year 2004.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Bulls, Costantini, Harter and Schultz, none of whom is or was an officer or employee of the Company or any of our subsidiaries during 2002, 2003 or 2004, served on the Compensation Committee during 2004. The Board of Directors has constituted an Equity Plans Committee composed of Messrs. Bulls, Costantini, and Schultz.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. In reviewing the various reports filed with respect to beneficial ownership under Section 16(a), it was determined that Messrs. Costantini's and Harter's Forms 5, noting an option grant of Company shares in May, 2004, were not prepared and delivered by the Company in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        See the previous section entitled "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION" for other information required to be disclosed here.

STOCKHOLDER PROPOSALS

        Stockholders who wish to present proposals for inclusion in the Company's proxy materials for the 2006 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible, the stockholder proposals must be received by the Company at its principal executive offices on or before December 28, 2005.

        Under the Company's current Bylaws, proposals of business and nominations for directors other than those to be included in the Company's proxy materials following the procedures described in Rule 14a-8 may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the Bylaws. In accordance with the Company's Bylaws, a proposal submitted for consideration at the 2005 Annual Meeting of Stockholders will be considered untimely if it has not been received by the Company at its principal executive offices by the close of business on the 60th day prior to the first anniversary of the Annual Meeting. The Bylaws also contain procedures for regulation of the order of business and conduct of stockholder meetings, the authority of the presiding officer and attendance at such meetings.

OTHER BUSINESS

        The Board of Directors knows of no business to be brought before the Annual Meeting that is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable, subject to the New York Stock Exchange's rules on the exercise of discretionary authority.

FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

        A copy of the Company's Annual Report to Stockholders, which includes the Annual Report on Form 10-K, filed with the SEC, accompanies this proxy statement.

Exhibit A

COMFORT SYSTEMS USA, INC.
AUDIT COMMITTEE CHARTER

        1.    Purpose.    The purpose of the Audit Committee (the "Committee") shall be to (a) appoint, oversee and replace, if necessary, the independent auditor, (b) assist the Board of Director's (the "Board") oversight of (i) the preparation of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the Company's internal audit function and independent auditor; and (c) prepare the report the rules of Securities and Exchange Commission require be included in the Company's annual proxy statement.

        2.    Composition of the Audit Committee.    The Committee shall consist of not less than three Board members appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Committee members may be removed by the Board in its discretion. The Board shall select the Chairman of the Committee. Each member of the Committee shall satisfy the independence requirements of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange as such requirements are interpreted by the Board in its business judgment, and the Board shall annually review the Committee's compliance with such requirements. Members of the Committee shall be versed in reading and understanding financial statements. No member of the Committee may sit on more than two separate audit committees.

        3.    Meetings of the Audit Committee.    The Committee shall hold regularly scheduled meetings and such special meetings as circumstances dictate. It shall meet separately, at least quarterly, with management, with the internal auditors (or other personnel responsible for the internal audit function), and with the independent auditor to discuss results of examinations, or discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. Action may be taken by the Committee upon the affirmative vote of a majority of the members. Any two members or the Chairman of the Committee may call a meeting of the Committee upon due notice to each other member at least forty-eight hours prior to the meeting. Action may be taken by the Committee without a meeting if all of the members of the Committee indicate their approval thereof in writing. The Committee shall report regularly to the Board.

        4.    Responsibilities of the Audit Committee.    The function of the Committee is oversight. While the Committee has the responsibilities set forth in this audit committee charter, it is not the responsibility of the Committee to plan or conduct audits, to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assure compliance with laws, regulations or any internal rules or policies of the Company. This is the responsibility of management. The independent auditor is responsible for performing independent audits of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing reports thereon. The Committee has direct and sole responsibility for the appointment, compensation, oversight and replacement, if necessary, of the independent auditor, including the resolution of disagreements between management and the auditor regarding financial reporting. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board).

        5.    Duties and Proceedings of the Audit Committee.    The Committee shall assist the Board in fulfilling its oversight responsibilities by accomplishing the following:

          5.1.    Oversight of Independent Auditor.

            (a)   Annually evaluate, determine the selection of, and if necessary, determine the replacement of or rotation of, the independent auditor.

            (b)   Approve or pre-approve all auditing services (including comfort letters and statutory audits) and all permitted non-audit services by the auditor.

            (c)   Review, evaluate and discuss formal reports, at least annually, from the independent auditor regarding the auditor's independence, including a delineation of all relationships between the auditor and the Company; and recommend to the Board actions to satisfy the Board of the independence of the auditor.

            (d)   Establish hiring policies for employees or former employees of the independent auditors.

            (e)   At least annually, receive a report, orally or in writing, from the independent auditor detailing the firm's internal quality control procedures and any material issues raised by independent auditor's internal quality control review, peer review or any governmental or other professional inquiry performed within the past five years and any remedial actions implemented by the firm.

          5.2.    Oversight of Audit Process and Company's Legal Compliance Program.

            (a)   Review with internal auditors and independent auditor the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation. Review with internal auditors and independent auditor any difficulties with audits and management's response.

            (b)   Review and discuss with management, internal auditors and independent auditor the Company's system of internal control, its financial and critical accounting practices, and policies relating to risk assessment and management.

            (c)   Receive and review reports of the independent auditor discussing 1) all critical accounting policies and practices used in the preparation of the Company's financial statements, 2) all alternative treatments of financial information within generally accepted accounting principles ("GAAP") that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and 3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

            (d)   Discuss with management and independent auditor any changes in the Company's critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives.

            (e)   Review and discuss with management and the independent auditor the annual and quarterly financial statements and MD&A of the Company prior to the filing of the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Discuss results of the annual audit and quarterly review and any other matters required to be communicated to the committee by the independent auditor under generally accepted auditing standards. Discuss with management and independent auditor their judgment about the quality of accounting principles, the reasonableness of significant judgments, including a description of any transactions as to which the management obtained Statement on Auditing Standards No. 50 letters, and the clarity of disclosures in the financial statements, including the Company's disclosures of critical accounting policies and other disclosures under "Management's Discussion and Analysis of Financial Conditions and Results of Operations."

            (f)    Review, or establish standards for the type of information and the type of presentation of such information to be included in, earnings press releases and earnings guidance provided to analysts and rating agencies.

            (g)   Review material pending legal proceedings involving the Company and other contingent liabilities.

            (h)   Receive from the Chief Executive Officer and the Chief Financial Officer a report of all significant deficiencies and material weaknesses in the design or operation of internal controls, and any fraud that involves management or other employees who have a significant role in the Company's internal controls.

            (i)    Discuss with independent auditor the matters required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 61.

            (j)    Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or accounting matters.

            (k)   Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, including the procedure for assuring the implementation of accepted recommendations made by the independent and internal auditors.

            (l)    Review the performance, and recommend to the Board, the appointment and replacement of the director of internal audit.

            (m)  Review significant reports prepared by the internal audit department, together with management's response and follow-up to these reports.

          5.3.    Other Responsibilities.

            (a)   Review the adequacy of this audit committee charter annually and submit the charter to Board for approval.

            (b)   Prepare a report for inclusion in the Company's annual proxy statement as required by the rules of the Securities and Exchange Commission.

            (c)   Put in place an appropriate control process for reviewing and approving the Company's internal transactions and accounting.

            (d)   Report to the Board on a regular basis.

            (e)   Annually perform, or participate in, an evaluation of the performance of the Committee, the results of which shall be presented to the Board.

            (f)    Direct the Company to prepare and provide to the New York Stock Exchange such written affirmations regarding the membership and operation of the Committee as the rules of the New York Stock Exchange require, including such written affirmations required after the annual meeting of the shareholders of the Company and after a change in the composition of the Committee.

            (g)   Perform any other activities consistent with the Charter, By-laws and governing law as the Board or the Committee shall deem appropriate, including holding meetings with the Company's investment bankers and financial analysts.

        6.    Authority and Resources of the Audit Committee.    The Committee has the authority to retain legal, accounting or other experts that it determines to be necessary to carry out its duties. It also has authority to determine compensation for such advisors as well as for the independent auditor. The Committee may determine appropriate funding needs for its own ordinary administrative expenses that are necessary and appropriate to carrying out its duties.

Exhibit B

COMFORT SYSTEMS USA, INC.
DIRECTOR INDEPENDENCE STANDARDS

        It is the policy of the Board of Directors of Comfort Systems USA, Inc. (the "Company") that a majority of directors be independent of the Company and of the Company's management. For a director to be deemed "independent," the Board of Directors shall affirmatively determine that the director has no material relationship with the Company or its affiliates or any member of senior management of the Company or its affiliates. This determination shall be disclosed in the proxy statement for each annual meeting of the Company's shareholders. In making this determination, the Board of Directors shall apply the following standards:

  1.
  In no event will a director be considered independent if:

  a.
  Within the preceding three years: (i) the director was employed by the Company; (ii) an immediate family member of the director was employed by the Company as an executive officer; or (iii) the director, or an immediate family member of the director, received more than $100,000 per year in direct compensation from the Company (other than director's fees, pension, or other forms of deferred compensation for prior service with the Company, provided such compensation is not contingent in any way on continued service). Employment as an interim Chairman or Chief Executive Officer will not disqualify a director from being considered independent following that employment. Compensation received by a director for former service as an interim Chairman or Chief Executive Officer and compensation received by an immediate family member for service as a non-executive employee of the Company will not be considered in determining independence under this test.

  b.
  Within the preceding three years: (i) the director was affiliated with or employed by the Company's independent auditor; (ii) an immediate family member of the director was affiliated with or employed by the Company's independent auditor as a partner, principal, manager, or in any other professional capacity; or (iii) an executive officer of the Company was on the compensation committee of the board of directors of a company that employed either the director or an immediate family member of the director as an executive officer.

  2.
  Audit Committee members may not have any direct or indirect financial relationship whatsoever with the Company other than as directors. Audit Committee members may receive directors' fees, in the form of cash, stock, stock units, stock options or other in-kind consideration ordinarily available to directors, and fixed amounts of compensation for prior service with the Company.

  3.
  A director who is a current employee or general partner, or whose immediate family member is a current executive officer or general partner, of an entity that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other entity's consolidated gross revenues, may not be deemed independent.

  4.
  The following not-for-profit relationship will not be considered to be a material relationship that would impair a director's independence: if a director of the Company, or a director's spouse, serves as an executive officer of a tax exempt not-for-profit organization, and the Company's discretionary charitable contributions to the tax exempt not-for-profit organization, in the aggregate, are less than two percent or $1 million, whichever is greater, of the tax exempt not-for-profit organization's latest publicly available total revenues.

  5.
  The Company will not make any personal loans or extensions of credit to directors or executive officers.

  6.
  To help maintain the independence of the Board, all directors are required to deal at arm's length with the Company and its subsidiaries and to disclose circumstances material to the director that might be perceived as a conflict of interest.

  7.
  Members of the Audit Committee must satisfy the independence requirements of Rule 10A-3 under the Securities and Exchange Act.

For purposes of these Guidelines, the terms:

  •
  "affiliate" means any consolidated subsidiary of the Company and any other Company or entity that controls, is controlled by or is under common control with the Company, as evidenced by the power to elect a majority of the board of directors or comparable governing body of such entity;

  •
  "executive officer" means an "officer" within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934; and

  •
  "immediate family" means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than employees) sharing a person's home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.

        The Board of Directors shall undertake an annual review of the independence of all non-employee directors. In advance of the meeting at which this review occurs, each non-employee director shall be asked to provide the Board with full information regarding the director's business and other relationships with the Company and its affiliates and with senior management and their affiliates to enable the Board of Directors to evaluate the director's independence. Directors have an affirmative obligation to inform the Board of Directors of any material changes in their circumstances or relationships that may impact their designation by the Board of Directors as independent. This obligation includes all business relationships between, on the one hand directors or members of their immediate family, and, on the other hand, the Company and its affiliates or members of senior management and their affiliates, whether or not such business relationships are subject to the approval requirements set forth in the preceding provisions. Ownership of even a significant amount of stock of the Company, by itself, is not a bar to determining the independence of a director.

ANNUAL MEETING OF STOCKHOLDERS OF

COMFORT SYSTEMS USA, INC.

Proof # 1	May 19, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" FOR PROPOSAL 1 AND A VOTE "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1.	ELECTION OF SEVEN DIRECTORS FOR TERMS EXPIRING AT THE 2006 ANNUAL MEETING		2.	RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISITERED PUBLIC ACCOUNTING FIRM FOR 2005	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	/ / William F. Murdy / / Herman E. Bulls / / Alfred J. Glardinelli, Jr. / / Steven S. Harter / / Franklin Myers / / James H. Schultz / / Robert D. Wagner, Jr.
You hereby revoke all previous proxies given. You may revoke this proxy at any time prior to a vote thereon. Receipt of the accompanying Proxy Statement, and the Annual Report of Comfort Systems USA, Inc., which includes the Annual Report on Form 10-K, for the fiscal year ended December 31, 2004 is hereby acknowledged.
PLEASE COMPLETE, SIGN, AND PROMPTLY MAIL IN THE ENCLOSED ENVELOPE.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: /*/

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
  Note:
  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Proof # 1

0

COMFORT SYSTEMS USA, INC.
ANNUAL MEETING OF STOCKHOLDERS
Solicited by the Board of Directors of Comfort Systems USA, Inc.

The undersigned hereby appoints William F. Murdy and William George, and each of them individually, as proxies with full power of substitution, to vote, as designated on the reverse, all shares of Common Stock and Restricted Common Stock of Comfort Systems USA, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on May 19, 2005, or at any adjournment or postponement thereof.

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR ALL NOMINEES" PROPOSAL 1 AND "FOR" PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THIS PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING. ANY EXECUTED PROXY WHICH DOES NOT DESIGNATE A VOTE SHALL BE DEEMED TO GRANT AUTHORITY FOR ANY ITEM NOT DESIGNATED.
(Continued and to be signed on the reverse side)
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